UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On December 29, 2015, the Audit Committee of the Board of Directors of Nobilis Health Corp. (the “Company”), in consultation with its outside advisors and management, concluded that the previously issued consolidated financial statements covering the Company’s fiscal year ended December 31, 2014 (including financial information contained therein for prior periods) and the consolidated financial statements for the fiscal quarters ended March 31, 2015 and June 30, 2015 (collectively, the “Restatement Reports”), and the financial statements for the periods covered by the Restatement Reports included in the Company’s Registration Statement on Form S-1 (File No. 333-206642) that was declared effective on October 27, 2015, require restatement and should no longer be relied upon. Accordingly, investors should no longer rely upon the Company’s previously-issued financial statements for these periods (or the financial information for comparable prior periods contained in such financial statements), any earnings releases relating to these periods, the auditors’ reports on those financial statements, and management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014. The Company intends to amend the Restatement Reports to correct the errors and file them with the Securities and Exchange Commission as soon as possible.

The financial statements for the Restatement Reports contain errors related to (1) accounting for warrants and options issued in the Company’s private placements in 2013, 2014 and 2015 and options granted to non-employees; (2) business combination accounting with respect to the Athas and First Nobilis transactions that occurred in December and September 2014, respectively; (3) reclassification of contingently redeemable noncontrolling interests to temporary equity; (4) share-based compensation matters; and (5) calculations of fully diluted shares outstanding for application of the treasury stock method, as more fully described below. Based on management’s preliminary assessment to date, the Company does not believe there will be any significant changes in revenue or Adjusted EBITDA for the periods covered by the Restatement Reports, except for approximately $700 thousand in additional reported revenue and an anticipated minor positive impact on Adjusted EBITDA for the three months ended March 31, 2015 and the six months ended June 30, 2015.

Based on our assessment to date, we expect the key impacts on our previously reported results for the relevant periods to be as follows:

•

Accounting for warrants and options issued in private placements and options issued to non-employees as liabilities – The Company determined that FASB ASC 815-40-15-7I (“ASC 815-40”), Contracts in entities own equity, should have been applied to the accounting for warrants and options issued in private placements and for options issued to non-employees. This accounting would have resulted in the Company classifying warrants and options issued in connection with 2013, 2014 and 2015 private placements by the Company as liabilities rather than as stockholders’ equity. Similarly, this same accounting is applicable to stock options issued to non- employees once the performance conditions of such awards are completed. The Company first issued options to non-employees during the second quarter of 2014. Once recorded as liabilities, the warrants and options must be revalued each quarter with changes in their valuation reflected in earnings.

The impact of the proper application of ASC 815-40 is a reclassification from equity to liabilities of $2.4 million during 2013 for warrants and options requiring liability classification and recognition of $442 thousand of income during 2013 for the decrease in the value of such liabilities from the date of issuance through year- end. The impact for 2014 of the proper application of ASC 815-40 is estimated to be a recognition of $3.7 million of expense for increases in the value of such liabilities through December 31, 2014 (including the effect of additional issuances and exercises of such instruments).

At December 31, 2013, the warrant and stock option liabilities recognized for the proper application of ASC 815-40 in the Company’s balance sheet totaled $2.4 million. During the quarter ended March 31, 2014, $374 thousand of income was recognized for decreases in the value of such liabilities through March 31, 2014. During the three months ended June 30, 2014, $372 thousand of income was recognized for decreases in the value of such liabilities (a total of $746 thousand of income for the six months ended June 30, 2014).

At December 31, 2014, the warrant and stock option liabilities recognized for the proper application of ASC 815-40 in the Company’s balance sheet totaled $6.7 million. During the quarter ended March 31, 2015, $3.4 million of expense was recognized for increases in the value of such liabilities through March 31, 2015. During the three months ended June 30, 2015, $1.7 million of income was recognized for decreases in the value of such liabilities (a total of $1.7 of expense for the six months ended June 30, 2015).

•

Recognition of the full fair value of noncontrolling interests in the acquisition of First Nobilis as required by U.S. GAAP instead of at a pro-rata value permitted under IFRS – We initially adopted accounting principles generally accepted in the United States of America (“U.S. GAAP”) effective January 1, 2013 in connection with our filings made with the U.S. Securities & Exchange Commission for registration of our common stock under the Securities Exchange Act of 1934 in early 2015. Previously we prepared our financial statements under International Financial Reporting Standards (“IFRS”). The Company determined that FASB ASC 805, Business Combinations (“ASC 805”) was not properly applied in the initial adoption of U.S. GAAP by the Company and its application to the First Nobilis acquisition completed in September 2014. Under U.S. GAAP, noncontrolling interests should be measured at fair value on the acquisition date [ASC 805-20-30-1] whereas under IFRS these may be measured at their proportionate share of the recognized amount of the acquiree’s identifiable net assets [IFRS 3.19].

The impact of the proper application of ASC 805 as of the date of acquisition (September 2014) is a reduction in noncontrolling interests of $2.0 million, a decrease in acquired intangible assets of $1.4 million and a decrease in recognized goodwill of $0.6 million, in each case beginning with the period ended September 30, 2014. Amortization expense recognized since the acquisition date will decrease by $15 thousand quarterly because of this change.

•

Adjustments to the acquisition accounting for the Athas transaction – The Company determined that it did not properly apply ASC 805 in its initial accounting for the Athas acquisition completed in December 2014. The Company incorrectly used an earlier version of the report of the independent valuation firm that was later modified and, secondly, incorrectly gave recognition of Athas’ deferred rent as a liability in the acquisition accounting.

Also, we expect to correct our accounting policies related to accounts receivable factoring activities which commenced with the Athas acquisition. Under ASC 310-10-25-3, factoring revenue is recognized over the period from purchase of the account receivable until its collection. Correction for these accounting policies affects the initial acquisition accounting for the Athas transaction because it included accounts receivable for transactions recognized before the factoring purchase date.

The impact of the proper application of ASC 805 as of the date of acquisition is an increase in acquired intangible assets of $1.4 million, a reduction of liabilities of $260 thousand and a decrease in recognized goodwill of $1.7 million, in each case beginning with the period ended December 31, 2014. Amortization expense recognized since the acquisition date will increase by $15 thousand quarterly because of this change.

The impact of the proper application of ASC 310-10-25-3 as of the date of acquisition is a decrease in acquired accounts receivable of $1.7 million, a reduction in accrued liabilities of $0.3 million and a corresponding net increase in goodwill of $1.4 million, in each case beginning with the period ended December 31, 2014. This correction of the Company’s accounting policies will impact the timing of revenue recognition in the future. However, this change had no impact on 2014 revenues given the proximity of the acquisition date for Athas to the Company’s 2014 fiscal year end. Revenues and accounts receivable for and as of the three months ended March 31, 2015 and the six months ended June 30, 2015 increased by $735 thousand.

•

Reclassification of Contingently Redeemable Noncontrolling Interests to Temporary Equity – The Company determined that it did not properly apply SEC Accounting Series Release No. 268, Presentation of Financial Statements of Redeemable Preferred Stock (“ASR 268”) in classifying contingently redeemable noncontrolling interests associated with NHC ASC- Dallas, LLC, Northstar Healthcare Dallas Management, LLC and First Nobilis. Agreements with the third party equity owners in these entities give these owners limited rights to require the Company to repurchase their equity interests upon the occurrence of certain events. The contingently redeemable noncontrolling interests associated with these entities should be classified in the Company’s balance sheet as “temporary” or mezzanine equity in accordance with ASR 268.

The impact of the proper application of ASR 268 is a reclassification of $12.9 million of contingently redeemable noncontrolling interests from “permanent” equity to “temporary” or mezzanine equity at December 31, 2014 and $1.3 million at December 31, 2013; a reclassification of $15.5 million of contingently redeemable noncontrolling interests from “permanent” equity to “temporary” or mezzanine equity at March 31, 2015; and a reclassification of $15.9 million of contingently redeemable noncontrolling interests from “permanent” equity to “temporary” or mezzanine equity at June 30, 2015.

•

Other Adjustments – We have also identified and made correction for certain other accounting matters affecting our previous financial statements. These include (i) corrections for stock-based compensation expense for expected term, forfeitures and related assumptions in determining the grant date valuations of option awards, (ii) corrections to the accounting for options issued to non-employees to measure such awards as of the date that performance was completed, and (iii) corrections to the calculations of fully diluted shares outstanding for application of the treasury stock method. The combined impact of these other corrections was an increase in compensation expense of $74 thousand for the year 2013 and an increase of $367 thousand for the year 2014; an increase in compensation expense of $4 thousand for the quarter ended March 31, 2014 and an increase of $621 thousand for the quarter ended March 31, 2015; and a decrease in compensation expense of $9 thousand for the quarter ended June 30, 2014 (decrease of $5 thousand for the six months ended June 30, 2014) and an increase of $470 thousand for the quarter ended June 30, 2015 (increase of $1.1 million for the six months ended June 30, 2015).

The statements above regarding the expected effects of the restatement constitute forward-looking statements that are based on the Company’s current expectations. The actual changes to the financial statements and detailed information regarding the elements of the restatement will be included in the Company’s amended reports for the Restatement Reports after the Company has completed its work with respect to the restatement and has finished preparing those amendments. There can be no assurance that the actual changes to the financial statements and the effect of those changes on the Company’s financial position and results of operations will not differ, possibly materially, from the Company’s current expectations. Refer to the “Disclosures About Forward-Looking Statements” section below.

Management and the Audit Committee have discussed the matters described herein with Calvetti Ferguson P.C., the Company’s former independent registered public accounting firm during the periods covered by the Restatement Reports. Management and the Audit Committee have also discussed the matters described herein with its current independent registered public accounting firm, Crowe Horwath LLP.

* * *

Disclosures About Forward-Looking Statements

This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected timing of filings, materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the Company, the Audit Committee or management.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise after filing the amended filings with the SEC with respect to the restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated January 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

By: /s/ Kenneth Klein

Kenneth Klein
Chief Financial Officer
Date: January 5, 2016